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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 4, 2009

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

Research Frontiers Inc. licensee GKN Aerospace announced on
September 4, 2009 that it has been awarded a $425,000 development contract from the U.S. Department of Defense for SPD-Smart instantly dimmable bullet resistant windows.

GKN also announced that it will exhibit armored
SPD-SmartGlass in London from September 8-11 at the Defence Systems and Equipment International (DSEI) trade show, and at the Association of the United States Army (AUSA)
Annual Meeting & Exposition in Washington, D.C. from
October 5-7.

More details regarding this development in the SPD-SmartGlass industry, and contact information for the media and GKN customers, can be found in the GKN press release which is attached as an exhibit to this Current Report on Form 8-K and is also available on the Company's web site at www.SmartGlass.com. GKN's press releases are also available on their web site at http://www.gknaerospace.com.

SPD-Smart products use patented SPD film technology developed and licensed by Research Frontiers. With the touch of a button or turn of a dial, users can instantly and precisely adjust the tint of windows, skylights, sunroofs and other products. Automated adjustment of SPD-Smart products also is available using sensors or timing devices. SPD films can be combined with other glazing materials, such as materials used in armored glass, to meet a wide range of end-product requirements across many applications.

Joseph M. Harary, President and CEO of Research Frontiers, noted: "With the recently demonstrated efficient energy savings that can result from use of SPD-Smart technology in the windows for homes, offices, boats, aircrafts and automobiles for the civilian market, today's announcement by our licensee GKN also highlights their active involvement to bring these and other benefits such as increased security to the military and government markets, as well as to the high-end civilian security market. I congratulate the SPD team at GKN for advancing their program to the point where it has now won a major award from the U.S. Department of Defense. GKN is a world leader in armored glass in both the military and civilian sectors, and this contract award supports GKN's efforts to bring SPD technology to these vital and growing markets."

More information about the DSEI trade show in London in September is available at: www.dsei.co.uk. Information about the AUSA Annual Meeting & Exposition in Washington D.C. in October is available at:
www.ausa.org/news/meetings/annualmeeting/annualmeeting200
9.

More information about Research Frontiers and SPD-Smart light-control technology can be found at www.SmartGlass.com or by contacting Gregory M. Sottile, Ph.D., Research Frontiers
Director of Market Development, at 516-364-1902 ext. 251 or
Info@SmartGlass.com.


This report and the press release referred to hereing may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release filed as an exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.


99.1 GKN Press Release dated September 3, 2009


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED



                                          /s/ Joseph M. Harary
                                          ---------------------------
                                          By: Joseph M. Harary
                                          Title: President

Dated: September 4, 2009